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                                                                    EXHIBIT 10.5


                          MARKETING SERVICES AGREEMENT

         This Marketing Services Agreement (the "Agreement") is dated as of March 3, 2000 (the "Effective Date") by and among Pegasus Technologies, Inc., a South Dakota corporation with offices in Denver, Colorado and Mentor, Ohio ("Pegasus"), Net Power Solutions, LLC, a limited liability company formed under the laws of the State of Colorado, with offices in Denver, Colorado (the "Company" or "NPS"), KFuel, LLC, a Delaware limited liability company, with offices in Denver, Colorado ("KFuel"), KFx Inc., a Delaware Corporation, with offices in Denver, Colorado ("KFx") and Kennecott Energy Company, a Delaware corporation with offices in Gillette, Wyoming and Denver, Colorado ("Kennecott"). Pegasus, NPS, KFuel, KFx and Kennecott are sometimes collectively referred to herein as the "Parties" and individually as a "Party".

                                    RECITALS

         The Parties are entering into this Agreement for the following reasons:

         A. Pegasus is principally engaged in the development and installation of a neural net software and related technology, including any upgrades and improvements developed in connection therewith, which shall be referred to as the "Pegasus Products" for use in electric utility generation facilities for the purpose of improving the efficiency of coal-fired plants and reducing the emission of NOx and other potentially harmful pollutants from such plants;

         B. The majority and principal stockholder of Pegasus is KFx. KFx is also a 51% member of KFuel which is engaged in the development of a coal enhancement technology known as the "K-Fuel Process" that utilizes heat and pressure to form an upgraded coal ("K-Fuel Products") for use by electric utilities in coal-fired boilers;

         C. Kennecott is a minority stockholder in Pegasus, a major producer of coal in the United States and the largest producer of low sulfur coal from the Powder River Basin in Montana and Wyoming. Kennecott is also a 49% member of KFuel;

         D. Kennecott and Pegasus formed the Company for the primary purpose of marketing Pegasus Products, the Coal Services and Coal Products (as hereinafter defined) to electric utilities throughout the United States;

         E. Kennecott believes that the successful implementation of Pegasus Products will have a beneficial effect on Kennecott's business and potential coal markets;

         F. Pegasus believes that the knowledge, sophistication, and resources of Kennecott in utility markets will enhance the ability of the Company to market Pegasus Products and related services and technology.

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                                    AGREEMENT

         THEREFORE, in consideration of the mutual promises exchanged herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.0 Marketing Services. The Company will provide marketing services and overall coordination of its marketing activities as required by Pegasus in connection with marketing Pegasus Products, Coal Products and Coal Services. The marketing services will include among other things, the preparation and annual update of a marketing plan to (a) identify potential customers and their specific needs, (b) provide an economic analysis to identify optimal pricing and economic returns for Pegasus Products, Coal Products and Coal Services with respect to targeted customers (the "Marketing Plan"), and (c) develop an integrated sales and marketing program for the Pegasus Products, Coal Products and Coal Services. The Company will coordinate the marketing of all Pegasus Products for the Company whether or not it is the entity that makes the direct sale. The Company will coordinate marketing of Pegasus Products with the marketing of Coal Products and Coal Services by Kennecott.

2.0      Kennecott Support.

         2.1 Marketing Manager. Kennecott will make available and the Company will utilize the services of a Kennecott employee experienced in coal marketing and utility analysis to direct the marketing services to be provided by the Company to Pegasus (the "Marketing Manager"). Kennecott will be responsible for the compensation and benefits of the Marketing Manager.

         2.2 Coal Products and Services. Assuming mutual agreement on essential contractual terms can be reached, Kennecott will provide NPS and its customers with access to coal from Kennecott affiliated mines ("Kennecott Coal") and, where appropriate, will broker coal from non-Kennecott affiliated mines ("Third Party Coal") (together, the Kennecott Coal and Third Party Coal will be known as "Coal Products"). Kennecott will also provide coal transportation, coal delivery, coal inventory management and other coal-related services ("Coal Services") that may be requested or required by the Company to assist it in marketing Pegasus Products.

3.0 K-Fuel Process. At such time as the K-Fuels Process becomes commercially feasible, NPS shall have the right to market K-Fuel Products on a non-exclusive basis. KFx, Kennecott and KFuel each agrees to provide NPS with the necessary rights and support to market K-Fuel Process and K-Fuel Products to the appropriate targeted customers.

4.0 Principles of Marketing. The Parties agree that the following principles will apply in connection with marketing of the Coal Products, Coal Services and the Pegasus Products:

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         4.1      Potential Customers. The Pegasus Products will be marketed to utilities with the economic and technical wherewithal to understand and appreciate the benefits and risks of utilizing such products and to provide the appropriate indemnifications to Pegasus and NPS in connection with such utilization (the "Potential Customer(s)"). A transaction involving the sale of Pegasus Products, Coal Services and Coal Products (or a mix thereof) offered to a Potential Customer by NPS will be referred to herein as a "Proposed Transaction".

         4.2 Kennecott Involvement. Kennecott will have the right but not the obligation to market or sell Coal Products and Coal Services as part of any Proposed Transaction, it being understood that Kennecott shall have no obligation to provide such Coal Services or Coal Products if the Proposed Transaction is not deemed by Kennecott to be either viable or sufficiently profitable to Kennecott.

         4.3 Pegasus Involvement. Pegasus will have the right to sell or license the Pegasus Products through NPS for a Proposed Transaction but it is not required to do so if the Proposed Transaction is not deemed by Pegasus to be viable or sufficiently profitable to Pegasus. Even if NPS is not directly involved in a Proposed Transaction, Kennecott will have the right to participate in communications with the Potential Customer and, to the extent permitted by the Potential Customer, to receive information provided by the Potential Customer to Pegasus or NPS for use in the marketing of Coal Products, Coal Services and Pegasus Products by NPS and for the general use of Kennecott in understanding the coal-related needs of the Potential Customer.

         4.4 Related Sales. The Parties acknowledge and agree that other suppliers of services and products to Potential Customers may become involved in attempting to market the Pegasus Products to Potential Customers without any requirement to reimburse NPS for services provided with respect to such sales ("Related Sales"); provided, however, the Parties acknowledge that to the extent practicable, that Related Sales' opportunities shall be developed through NPS. .

         4.5 Marketing Information and Transaction Documentation; Marketing Manager Approval. In order to assure coordination of the sales efforts and the use and development of documentation appropriate for the contemplated transactions, Pegasus agrees that it will require all other parties to coordinate their Related Sales activities with the Marketing Manager. No written agreement involving a Related Sale or a Proposed Transaction will be executed without prior review and approval of the Marketing Manager as to the form of the written documentation. The Marketing Manager will also coordinate and approve any advertising

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                  materials or information brochures utilized in connection with the development of a potential Related Sale or a Proposed Transaction.

         4.6 Kennecott's Access to Information. To the extent permitted by the Potential Customer and applicable law, Kennecott will have the right to obtain coal-related information from the Potential Customer for use in the marketing of Coal Products, Coal Services, and Pegasus Products by NPS and for the general use of Kennecott in understanding the coal-related needs of the Potential Customer.

         4.7 Potential Kennecott Conflicts. The Company and Pegasus each recognize that Kennecott may currently market and sell Coal Products and Coal Services to the Potential Customers and that Kennecott will continue its ongoing sales activities with such Potential Customers while it may be marketing for or negotiating with a particular Potential Customer with respect to Coal Products and Coal Services associated with the marketing and sale of the Pegasus Products.

         4.8 Potential Pegasus Conflicts. Kennecott recognizes that Pegasus may currently market Pegasus Products to Potential Customers who are also customers or Potential Customers of Kennecott, independent from NPS. Kennecott acknowledges that Pegasus will continue its ongoing activities while Kennecott may be marketing for or negotiating with a particular Potential Customer for Coal Products and Coal Services produced from the operating affiliates of Kennecott and while the Company may be marketing to or negotiating with Potential Customers with respect to Pegasus Products.

         4.9 Pricing of Products. The Parties agree that the goal of NPS will be to provide a "Power Solution" to Potential Customers that will decrease their operating costs and/or improve their operations (either by way of emissions reductions, enhancements in efficiencies, or both). NPS will establish a price for Pegasus Products, Coal Services and Coal Products that covers the aggregated revenue that each of its Participants would have received were they individually to deal with the Potential Customers (the "Agreed Revenue") and an amount to cover the costs plus an agreed markup for the Marketing Manager and KFx personnel such as Ted Venners, when working with NPS in selling its Power Solution, as applicable, (together, the Agreed Revenue and the markup for the Marketing Manager and KFx personnel shall be referred to as the "Base Price"). As part of a Proposed Transaction, NPS will strive to share in the benefit that the Potential Customer will enjoy either from reduced costs or increased revenues (a "Successful Transaction") to the Potential Customer and will provide a formula for sharing in the resulting efficiencies to the Potential Customer over and above the Base Price benefit (the "Benefit Portion").

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5        Cost Sharing. Initially, Pegasus and Kennecott will each be responsible for its own costs and the reimbursement of its own employees associated with developing the Company's marketing activities. To the extent that a sale of Pegasus Products is made without a corresponding sale of Coal Products or Coal Services, Kennecott will be reimbursed for the time directly expended by its Marketing Manager in effecting the Successful Transaction. Similarly, to the extent that sales of Coal Services and Coal Products are made without a corresponding sale of Pegasus
         Products, KFx shall be reimbursed for the time directly expended by such party in effecting the Successful Transaction to the extent such time has not already been compensated for by Pegasus. To the extent that a sale of Pegasus Products is associated with a sale of Coal Products and/or Coal Services, Kennecott and KFx, as applicable, will not seek reimbursement for the time directly expended by the Marketing Manager or the KFx participant in connection with that Successful Transaction.

6 Revenue Sharing. After each Participant has received the Agreed Revenue for its own product or service from the Base Price, it will share in the additional upside available from the Benefit Portion of a Successful Transaction. This sharing will occur based on the relative value added by each Participant and will be agreed to prior to entry into any Proposed Transaction. Neither Pegasus nor Kennecott will be required to proceed with a joint or separate proposal if it is not satisfied with the "Agreed Revenue" or the determination of the "relative value" represented by the Base Price or the Benefit Portion. The difference between the Agreed Revenue and the Base Price shall be allocated among the Parties in a manner consistent with Section 4.10 above.

7 Identified Supplier of Products and Services. To the extent that the Potential Customer wants a Pegasus Product, Pegasus will provide it. To the extent that the Potential Customer wants Coal Products or Coal Services, Kennecott will provide them. Neither Pegasus nor Kennecott will be required to enter into any agreement or provide any service or product unless it is satisfied with the profit potential and terms of the transaction. Each Participant will bear the cost of providing its respective Product and Service.

8        Miscellaneous.


         8.1 Confidentiality. The Parties hereto acknowledge and agree that all information obtained in connection with this Agreement or the operations of the Company in the provision of services hereunder and the receipt and review of information from any Potential Customer (whether in written, oral or electronic form) shall be maintained in confidence by such Party and its employees, officers and agents and not disclosed to any third party without the consent of the providing party or as may otherwise be required by applicable law.

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         8.2      Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified: (b) when sent by facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) two days after deposit with a nationally recognized overnight courier service, specifying next day delivery. All communications shall be sent to the parties hereto at the respective addresses set forth below:

                  If to Kennecott:       Kennecott Energy Corporation
                                         505 S. Gillette Ave.
                                         P.O. Box 3009
                                         Gillette, WY 82717-3009
                                         Attention: Patricia Britton
                                         Facsimile: (307) 687-6059

                  With a copy to:        Davis, Graham & Stubbs LLP
                                         4700 Republic Plaza
                                         370 Seventeenth Street
                                         Denver, CO 80202
                                         Attention: Christopher L. Richardson
                                         Facsimile: (303) 893-1379

                  If to KFx Inc.:        KFx Inc.
                                         1999 Broadway, Suite 3200
                                         Denver, CO 80202
                                         Attention: Chairman
                                         Facsimile: (303) 293-8430

                  With a copy to:        Morrison & Foerster LLP
                                         5200 Republic Plaza
                                         370 Seventeenth Street
                                         Denver, Colorado  80202
                                         Attention:  Warren L. Troupe
                                         Facsimile:  (303) 592-1510

                  If to the Company:     Net Power Solutions, LLC
                                         6300 South Syracuse Way
                                         Suite 433
                                         Englewood, CO 80111
                                         Facsimile: (303) 224-0449

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         If to Pegasus Technologies, Inc.:  Pegasus Technologies, Inc.
                                            5970 Heisley Road, Suite 300
                                            Mentor, Ohio  44060
                                            Attention:  Chairman
                                            Facsimile:  (440) 357-1119

         With a copy to:                    Morrison & Foerster LLP
                                            5200 Republic Plaza
                                            370 Seventeenth Street
                                            Denver, Colorado  80202
                                            Attention:  Warren L. Troupe
                                            Facsimile:  (303) 592-1510

8.3 Entire Agreement. This Agreement supersedes any other agreement, whether written or oral, that may have been made or entered into by the Parties relating to the matters contemplated hereby, including the Term Sheet dated as of February 8, 2000 among Kennecott, KFx and Pegasus, and constitutes the full and entire understanding and agreement between the Parties with regard to the subject matter hereof.

8.4 Term. Unless otherwise extended by the mutual agreement of the Parties hereto, this Agreement shall remain in full force and effect until the earlier of March 3, 2003 or the date the Parties hereto mutually agree to terminate the Agreement.

8.5 Assignment. Any Party hereto may assign this Agreement to the surviving party in any merger or consolidation in which it participates or to a purchaser of all or substantially all of its assets or capital stock. Otherwise, no Party to this Agreement may assign any rights or delegate any duties hereunder without the prior written consent of the other Parties, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, any Party hereto may assign its rights and obligations hereunder to any wholly owned subsidiary or the parent thereof without the prior consent of any Party hereto.

8.6 Amendment. This Agreement may only be amended in writing by the agreement of all Parties hereto.

8.7      Governing Law.

         (a) This Agreement shall be governed in all respects by the laws of the State of Colorado as such laws are applied to agreements between Colorado residents entered into and performed entirely in Colorado

         (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal

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                  court located in the City and County of Denver, Colorado. Each
                  Party to this Agreement:

                    (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of Denver, Colorado (and each appellate court located in the State of Colorado) in connection with any such legal proceeding, including to enforce any settlement, order or award;

                    (ii) agrees that each state and federal court located in the
                         City and County of Denver, Colorado shall be deemed to be a convenient forum; and

                    (iii) waives and agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the City and County of Denver, Colorado, any claim that such Party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

         (c) Each Party hereto agrees to the entry of an order to enforce any resolution, settlement, order or award made pursuant to this Section by the state and federal courts located in the County of Denver, Colorado and in connection therewith hereby waives, and agrees not to assert by way of motion, as a defense, or otherwise, any claim that such resolution, settlement, order or award is inconsistent with or violative of the laws or public policy of the laws of the State of Colorado or any other jurisdiction.

         (d) Each Party to this Agreement hereby knowingly, voluntarily, and intentionally waives the right to a trial by jury in respect of any litigation arising out of, under or in connection with this Agreement, this waiver being a material inducement for each such Party to enter into this Agreement.

8.8 Waiver. A provision of this Agreement may be waived only by a written instrument executed by or on behalf of the party waiving compliance. The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any Party of any condition, or of any

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         breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be construed to be a waiver of any other condition or of any other breach of the same or any other term, covenant, representation or warranty.

8.9 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement (or any counterpart hereof) may be delivered by a Party by facsimile, which facsimile delivery shall be effective as if the original counterpart had been delivered.

8.10 Expenses. Each Party hereto will pay its own expenses incurred in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated.

8.11 No Third Party Beneficiaries. This Agreement is intended for the benefit of the Parties hereto and their respective permitted successors and assigns and are not for the benefit of, nor may any provision hereof be enforced by, any other person.



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         IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS AGREEMENT AS OF THE
EFFECTIVE DATE.


                                  KENNECOTT ENERGY COMPANY


                                  By: /s/ Kent W. Goates
                                     ------------------------------------------
                                     Kent W. Goates, Vice President and CFO



                                  KFx INC.


                                  By: /s/ Seth L. Patterson
                                     ------------------------------------------
                                     Seth L. Patterson, Executive Vice President
                                     and CFO



                                  PEGASUS TECHNOLOGIES, INC.


                                  By: /s/ Seth L. Patterson
                                     ------------------------------------------
                                     Seth L. Patterson, Vice President of
                                     Finance and CFO



                                  NET POWER SOLUTIONS, LLC

                                  By:  Kennecott Energy Company, its Manager


                                  By: /s/ Kent W. Goates
                                     ------------------------------------------
                                     Kent W. Goates, Vice President and CFO



                                  KFUEL, LLC

                                  By:  KFx Inc., its Manager


                                  By: /s/ Rudolph G. Swenson
                                     ------------------------------------------
                                     Rudolph G. Swenson, Vice President